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                          AGREEMENT AND PLAN OF MERGER

                            dated as of June 6, 1999

                                 by and between

                              ZIONS BANCORPORATION

                                       and

                           FIRST SECURITY CORPORATION









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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

                                    ARTICLE I

                          Definitions; Interpretations


1.01     Certain Definitions...................................................2
1.02     Interpretation........................................................8

                                   ARTICLE II

                       The Merger; the Reverse Stock Split


2.01     The Merger............................................................9
2.02     Closing...............................................................9
2.03     Effective Time........................................................9
2.04     Effects of the Merger.................................................9
2.05     Certificate of Incorporation and By-laws..............................9
2.06     Board of Directors and Officers......................................10
2.07     Reverse Stock Split..................................................10

                                   ARTICLE III

                       Consideration; Exchange Procedures


3.01     Effect on Capital Stock..............................................11
3.02     Rights as Stockholders; Stock Transfers..............................11
3.03     Exchange Procedures..................................................12
3.04     Anti-Dilution Provisions.............................................13
3.05     Stock Options........................................................13

                                   ARTICLE IV

                       Conduct of Business Pending Merger


4.01     Forebearances........................................................16


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4.02     Coordination of Dividends............................................18

                                    ARTICLE V

                         Representations and Warranties


5.01     Disclosure Schedules.................................................19
5.02     Standard.............................................................19
5.03     Representations and Warranties.......................................19

                                   ARTICLE VI

                                    Covenants


6.01     Reasonable Best Efforts..............................................30
6.02     Stockholder Approvals................................................31
6.03     Registration Statement and Joint Proxy Statement.....................31
6.04     Press Releases.......................................................32
6.05     Access; Information..................................................32
6.06     Acquisition Proposals................................................33
6.07     Affiliate Agreements.................................................33
6.08     Takeover Laws........................................................34
6.09     NASDAQ...............................................................34
6.10     Regulatory Applications..............................................34
6.11     Indemnification......................................................35
6.12     Benefit Plans........................................................36
6.13     Accountants' Letters.................................................36
6.14     Notification of Certain Matters......................................37
6.15     Financial Statements.................................................37
6.16     Rights Agreements....................................................37

                                   ARTICLE VII

                    Conditions to Consummation of the Merger


7.01     Conditions to Each Party's Obligation to Effect the Merger...........37



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7.02     Conditions to Obligation of First Security...........................38
7.03     Conditions to Obligation of Zions....................................39

                                  ARTICLE VIII

                                   Termination


8.01     Termination..........................................................40
8.02     Effect of Termination and Abandonment................................41

                                   ARTICLE IX

                                  Miscellaneous


9.01     Survival.............................................................41
9.02     Waiver; Amendment....................................................41
9.03     Counterparts.........................................................42
9.04     Governing Law........................................................42
9.05     Expenses.............................................................42
9.06     Notices..............................................................42
9.07     Entire Understanding; No Third Party Beneficiaries...................43
9.08     Effect...............................................................43
9.09     Severability.........................................................43
9.10     Alternative Structure................................................43
9.11     Enforcement of the Agreement.........................................44


EXHIBIT A-1      Form of Amended and Restated Certificate of Incorporation of
                 Surviving Corporation

EXHIBIT A-2      Form of Amended and Restated By-laws of Surviving Corporation

EXHIBIT B        Certain Provisions Concerning Officers and Directors of
                 Surviving Corporation

EXHIBIT C        Zions Affiliate Letter

EXHIBIT D        First Security Affiliate Letter

EXHIBIT E        Stock Option Agreement for Zions

EXHIBIT F        Stock Option Agreement for First Security



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         AGREEMENT AND PLAN OF MERGER, dated as of June 6, 1999 (this
"Agreement"), by and between Zions Bancorporation, a Utah corporation ("Zions"), and First Security Corporation, a Delaware corporation ("First Security").

RECITALS

         A. The Proposed Transaction. This Agreement provides for a business combination to be effected through the merger of Zions with and into First Security (the "Merger"), with First Security as the surviving corporation (the "Surviving Corporation"), whereby each outstanding share of common stock, no par value per share, of Zions ("Zions Common Stock"), other than certain excluded shares, will be converted into one share of common stock, par value $1.25 per share, of the Surviving Corporation ("Surviving Corporation Common Stock"). Immediately prior to the effectiveness of the Merger, First Security will effect a reverse stock split in which each outstanding share of common stock, par value $1.25 per share, of First Security ("First Security Common Stock") will be reclassified and converted into 0.442 of a share of Surviving Corporation Common Stock.

         B. Board Approvals. The respective boards of directors of Zions and First Security have each determined that the Merger and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals.

         C. Intended Tax Treatment. For federal income tax purposes, it is intended that the Merger will be treated as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code").

         D. Intended Accounting Treatment. For financial accounting purposes, it is intended that the Merger will be accounted for as a pooling-of-interests transaction.

         E. Stock Option Agreements. Immediately following the due execution and delivery of this Agreement, First Security and Zions will enter into a stock option agreement (the "First Security Stock Option Agreement"), pursuant to which First Security will grant Zions the option (the "First Security Option") to purchase shares of First Security Common Stock, upon the terms and subject to the conditions set forth therein. Simultaneously with the due execution and delivery of this Agreement, Zions and First Security will enter into a stock option agreement (the "Zions Stock Option Agreement" and, together with the First Security Stock Option Agreement, the "Option Agreements"), pursuant to which Zions will grant First Security the option (the "Zions Option") to purchase shares of Zions Common Stock, upon the terms and subject to the conditions set forth therein.



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         NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein, the parties agree as follows:


                                    ARTICLE I

                          DEFINITIONS; INTERPRETATIONS

         1.01 Certain Definitions. The following terms are used in this Agreement with the meanings set forth below:

          "Acquisition Proposal", with respect to either Zions or First Security, means any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Zions or First Security, as the case may be, or any of its Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets or deposits of, Zions or First Security, as the case may be, or any of its Significant Subsidiaries, other than the transactions contemplated by this Agreement.

          "Adjusted Option" has the meaning set forth in Section 3.05.

          "Agreement" means this Agreement, as amended or modified from time to time in accordance with Section 9.02.

          "Articles of Merger" has the meaning set forth in Section 2.03.

          "Benefit Plans" has the meaning set forth in Section 5.03(n).

          "Certificate of Merger" has the meaning set forth in Section 2.03.

          "Closing" has the meaning set forth in Section 2.02.

          "Closing Date" has the meaning set forth in Section 2.02.

          "Code" has the meaning set forth in the Recitals.

          "Constituent Documents" means, with respect to Zions, the Zions Articles and the Zions By-Laws, and, with respect to First Security, the First Security Certificate and the First Security By-Laws.

          "Conversion Ratio" has the meaning set forth in Section 3.01(b).



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          "Corporation Division" has the meaning set forth in Section 2.03.

          "Costs" has the meaning set forth in Section 6.11(a).

          "Delaware Secretary" means the Secretary of the State of Delaware.

          "DGCL" means the Delaware General Corporation Law.

          "Disclosure Schedule" has the meaning set forth in Section 5.01.

          "Effective Date" means the date on which the Effective Time occurs.

          "Effective Time" has the meaning set forth in Section 2.03.

          "Employees" has the meaning set forth in Section 5.03(n).

          "Environmental Laws" means any federal, state or local law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (i) the protection or restoration of the environment, health, safety, or natural resources, (ii) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (iii) noise, odor, wetlands, indoor air, pollution, contamination or any injury or threat of injury to persons or property in connection with any Hazardous Substance including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Clean Water Act, the Federal Clean Air Act, and the Occupational Safety and Health Act, each as amended, regulations promulgated thereunder, and state counterparts.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" has the meaning set forth in Section 5.03(n).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

          "Exchange Agent" has the meaning set forth in Section 3.03(a).

          "First Security" has the meaning set forth in the preamble to this Agreement.

          "First Security Affiliate" has the meaning set forth in Section
     6.07(a).

          "First Security Benefit Plans" has the meaning set forth in Section 6.12.


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          "First Security Board" means the Board of Directors of First Security.

          "First Security By-Laws" means the Restated By-laws of First Security, as amended.

          "First Security Certificate" means the Certificate of Incorporation of First Security, as amended.

          "First Security Common Stock" has the meaning set forth in the Recitals.

          "First Security Common Stock Option" has the meaning set forth in
     Section 3.05.

          "First Security Meeting" has the meaning set forth in Section 6.02.

          "First Security Option" has the meaning set forth in the Recitals.

          "First Security Current Rights Agreement" has the meaning set forth in
     Section 5.03(b).

          "First Security Replacement Rights Agreement" has the meaning set forth in Section 5.03(b).

          "First Security Rights" has the meaning set forth in Section 5.03(b).

          "First Security Stock" means collectively First Security Common Stock and Series A Preferred Stock.

          "First Security Stock Option Agreement" has the meaning set forth in the Recitals.

          "First Security Stock Plans" has the meaning set forth in Section 5.03(b).

          "GAAP" means generally accepted accounting principles applied on a consistent basis.

          "Governmental Authority" means any court, administrative agency or commission or other federal, state or local governmental authority or instrumentality.

          "Hazardous Substance" means any substance in any concentration that is: (i) listed, classified or regulated pursuant to any Environmental Law;
     (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (iii) any other substance


                                       -4-

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     which is or may be the subject of regulatory action by any Governmental
     Authority in connection with any Environmental Law.

          "Indemnified Party" has the meaning set forth in Section 6.11(a).

          "Insurance Policies" has the meaning set forth in Section 5.03(t).

          "Joint Proxy Statement" has the meaning set forth in Section 6.03(a).

          "Lien" means any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

          "Material Adverse Effect" means, with respect to Zions or First Security, any effect that (a) is material and adverse to the financial condition, results of operations or business of Zions and its Subsidiaries, taken as a whole, or First Security and its Subsidiaries, taken as a whole, respectively, excluding the impact of (i) changes in banking and other laws of general applicability or interpretations thereof by Governmental Authorities, (ii) changes in GAAP or regulatory accounting requirements applicable to banks and their holding companies generally, (iii) changes in general economic conditions affecting banks and their holding companies generally, provided that, with respect to each of clause (i), (ii) or
     (iii), to the extent that a change does not materially affect it in a way that materially differs from other banking organizations, (iv) actions or omissions of a party to this Agreement taken with the prior written consent of the other party to this Agreement, in contemplation of the transactions contemplated hereby, and (v) any modifications or changes to valuation policies and practices in connection with the Merger or restructuring charges, in each case taken with the prior approval of Zions or First Security, as the case may be, in connection with the Merger, in each case in accordance with GAAP; or (b) would materially impair the ability of Zions or First Security to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

          "Merger" has the meaning set forth in the Recitals.

          "NASDAQ" means the Nasdaq National Market.

          "New Certificate" has the meaning set forth in Section 3.03(a).

          "Old Certificate" has the meaning set forth in Section 3.03(a).

          "Option Agreements" has the meaning set forth in the Recitals.

          "Pension Plan" has the meaning set forth in Section 5.03(n).



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          "Person" means any individual, savings association, bank, corporation, limited liability company, partnership, association, joint-stock company, business trust or unincorporated organization.

          "Plan" has the meaning set forth in Section 5.03(n).

          "Previously Disclosed" by a party means information set forth in the applicable paragraph of its Disclosure Schedule, or any other paragraph of its Disclosure Schedule so long as it is clear from the context of the disclosure that the disclosure in such other paragraph of its Disclosure
     Schedule is also applicable to the section of this Agreement in question.

          "Ratio" has the meaning set forth in Section 2.07.

          "Registration Statement" has the meaning set forth in Section 6.03(a).

          "Regulatory Authorities" has the meaning set forth in Section 5.03(j).

          "Regulatory Filings" has the meaning set forth in Section 5.03(h).

          "Representatives" means, with respect to any Person, such Person's directors, officers, employees, legal or financial advisors or any representatives of such legal or financial advisors.

          "Reverse Stock Split" has the meaning set forth in Section 2.07.

          "Rights" means, with respect to any Person, securities or obligations convertible into or exercisable or exchangeable for, or giving any other Person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such first Person.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

          "Series A Preferred Stock" has the meaning set forth in Section
     5.03(b).

          "Subsidiary" and "Significant Subsidiary" have the meaning ascribed to those terms in Rule 1-02 of Regulation S-X of the SEC.



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          "Surviving Corporation" has the meaning set forth in the Recitals.

          "Surviving Corporation Common Stock" has the meaning set forth in the Recitals.

          "Takeover Laws" has the meaning set forth in Section 5.03(v).

          "Tax" and "Taxes" means all federal, state, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether arising before, on or after the Effective Date.

          "Tax Returns" means any return, amended return or other report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be filed with respect to any Tax.

          "Treasury Stock" shall mean shares of Zions Common Stock held by First Security or any of its Subsidiaries or by Zions or any of its Subsidiaries, in each case other than in a fiduciary (including custodial or agency) capacity or as a result of debts previously contracted in good faith.

          "UBCA" means the Utah Business Corporation Act.

          "Zions" has the meaning set forth in the preamble to this Agreement.

          "Zions Affiliate" has the meaning set forth in Section 6.07(a).

          "Zions Articles" means the Amended and Restated Articles of Incorporation of Zions.

          "Zions Benefit Plans" has the meaning set forth in Section 6.12.

          "Zions Board" means the Board of Directors of Zions.

          "Zions By-Laws" means the Amended and Restated By-laws of Zions.

          "Zions Common Stock" has the meaning set forth in the Recitals.



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          "Zions Common Stock Option" has the meaning set forth in Section 3.05.

          "Zions Meeting" has the meaning set forth in Section 6.02.

          "Zions Option" has the meaning set forth in the Recitals.

          "Zions Rights" has the meaning set forth in Section 5.03(c).

          "Zions Rights Agreement" has the meaning set forth in Section 5.03(c).

          "Zions Stock Option Agreement" has the meaning set forth in the Recitals.

          "Zions Stock Plans" has the meaning set forth in Section 5.03(c).

         1.02 Interpretation. (a) In this Agreement, unless the context otherwise requires, references:

          (i) to the Recitals, Sections, Exhibits or Schedules are to a Recital or Section of, or Exhibit or Schedule to, this Agreement;

          (ii) to any agreement (including this Agreement), contract, statute or regulation are to the agreement, contract, statute or regulation as amended, modified, supplemented or replaced from time to time, and to any section of any statute or regulation are to any successor to the section;

          (iii) to any Governmental Authority include any successor to that Governmental Authority; and

          (iv) to this Agreement are to this Agreement, the Exhibits and Schedules to it, taken as a whole.

          (b) The table of contents and headings contained herein are for reference purposes only and do not limit or otherwise affect any of the provisions of this Agreement.

          (c) Whenever the words "include," "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation."

          (d) Whenever the words "herein" or "hereunder" are used in this Agreement, they will be deemed to refer to this Agreement as a whole and not to any specific Section.

          (e) This Agreement is the product of negotiation by the parties, having the assistance of counsel and other advisers. It is the intention of the parties that this


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     Agreement not be construed more strictly with regard to one party than with regard to the other party.


                                   ARTICLE II

                       THE MERGER; THE REVERSE STOCK SPLIT

         2.01 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL and the UBCA, Zions shall be merged with and into First Security at the Effective Time with First Security as the Surviving Corporation. The Surviving Corporation shall retain the First Security name and will be headquartered in Salt Lake City, Utah.

         2.02 Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on the third business day after satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), unless another time or date is agreed to by the parties hereto (the "Closing Date").

         2.03 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall acknowledge and file a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and articles of merger or other appropriate documents (in any such case, the "Articles of Merger") executed in accordance with the relevant provisions of the UBCA. The parties shall make all other filings or recordings required under the DGCL and the UBCA and the Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary and the Articles of Merger are filed in the office of the Utah Division of Corporation and Commercial Code (the "Corporation Division"), or at such subsequent date or time as Zions and First Security shall agree and specify in the Certificate of Merger and the Articles of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

         2.04 Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL and Section 16-10a-1106 of the UBCA.

         2.05 Certificate of Incorporation and By-laws.

          (a) The First Security Certificate, as in effect immediately prior to the Effective Time, shall be amended and restated as of the Effective Time so as to read in its entirety in the form set forth as Exhibit A-1 and, as so amended and restated, such certificate of

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     incorporation shall be the certificate of incorporation of the Surviving
     Corporation until thereafter changed or amended as provided therein or by applicable law.

          (b) The First Security By-laws, as in effect immediately prior to the Effective Time, shall be amended and restated as of the Effective Time so as to read in their entirety in the form set forth as Exhibit A-2 and, as so amended and restated, such by-laws shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

         2.06 Board of Directors and Officers. The board of directors and certain officers of the Surviving Corporation shall be as set forth on or designated in accordance with Exhibit B hereto until the earlier of the resignation or removal of any individual set forth on or designated in accordance with Exhibit B or until their respective successors are duly elected and qualified, as the case may be, it being agreed that if any director shall be unable or unwilling to serve as a director at the Effective Time the party which designated such individual as indicated in Exhibit B shall designate another individual to serve in such individual's place. If any officer set forth on or designated in accordance with Exhibit B ceases to be a full-time employee of either First Security or Zions at or before the Effective Time or shall be unable or unwilling to serve as an officer of the Surviving Corporation at the Effective Time, the parties will agree upon another individual to serve in such individual's stead.

         2.07 Reverse Stock Split. First Security shall take all actions necessary to effect the reclassification of the First Security Common Stock such that, immediately prior to the Effective Time, each outstanding share (which shall include for this purpose any First Security Common Stock held by First Security as Treasury Stock) of First Security Common Stock shall be automatically reclassified and converted into 0.442 (the "Ratio") of a validly issued, fully paid and nonassessable share of Surviving Corporation Common Stock (the "Reverse Stock Split") (with the resulting number of shares of each registered holder of First Security Common Stock being rounded down to the nearest whole number and with each such registered holder being entitled to receive from First Security in lieu of any fractional share of Surviving Corporation Common Stock prior to such rounding down an amount in cash (without interest) equal to the product obtained by multiplying (x) the fraction of a share of Surviving Corporation Common Stock to which such holder (after taking into account all shares of First Security Common Stock held immediately prior to the effective time of the Reverse Stock Split by such holder) would otherwise be entitled to and (y) the last sales price per share of Zions Common Stock on NASDAQ on the last trading day prior to the date on which the Reverse Stock Split occurs), including arranging for the exchange of certificates representing First Security Common Stock for certificates representing Surviving Corporation Common Stock following the effectiveness of the Reverse Stock Split. Anything to the contrary notwithstanding, First Security's obligation to cause the Reverse Stock Split to become effective shall be subject to the prior satisfaction or waiver, as applicable, of each of the conditions to the respective obligation of each party to effect

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the Merger set forth in Article VII (other than Section 7.01(g)) shall have been satisfied or waived.


                                   ARTICLE III

                       CONSIDERATION; EXCHANGE PROCEDURES

         3.01 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of First Security Stock or Zions Common Stock:

          (a) Cancellation of Treasury Stock. Each share of Treasury Stock shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

          (b) Zions and First Security Common Stock and Series A Preferred Stock. (i) Except as set forth in Section 3.01(a), each issued and outstanding share of Zions Common Stock immediately prior to the Effective Time shall be converted into, subject to the prior effectiveness of the Reverse Stock Split, one fully paid and nonassessable share of Surviving Corporation Common Stock (the "Conversion Ratio"). As of the Effective Time, all shares of Zions Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and from and after the Effective Time, certificates representing Zions Common Stock (other than shares to be canceled in accordance with Section 3.01(a)) immediately prior to the Effective Time shall be deemed for all purposes to represent the number of shares of Surviving Corporation Common Stock into which they were converted pursuant to this subparagraph (b) (provided that if an exchange of certificates formerly representing Zions Common Stock for certificates representing Surviving Corporation Common Stock is required by law or applicable rule or regulation, the parties will cause the Surviving Corporation to arrange for such exchange on a one share-for-one share basis).

          (ii) Each share of First Security Common Stock and each share of Series A Preferred Stock issued and outstanding immediately prior to the Effective Time, assuming the prior effectiveness of the Reverse Stock Split, shall remain an issued and outstanding share of Surviving Corporation Common Stock and a share of Series A Preferred Stock of the Surviving Corporation, respectively.

         3.02 Rights as Stockholders; Stock Transfers. At the Effective Time, holders of Zions Common Stock shall cease to be, and shall have no rights as, shareholders of Zions, other than to receive any dividend or other distribution with respect to such Zions Common Stock with a record date occurring prior to the Effective Date and the conversion rights provided under this

Article III. After the Effective Time, there shall be no transfers on the stock transfer books of Zions or the Surviving Corporation of shares of Zions Common Stock.

         3.03 Exchange Procedures. If, pursuant to Section 3.01(b)(i), an exchange of certificates will occur:

          (a) At or prior to the Effective Time, First Security shall deposit, or shall cause to be deposited, with First Security's transfer agent or a depository or trust institution of recognized standing selected by First Security and reasonably satisfactory to Zions (in such capacity, the "Exchange Agent"), which may be an affiliate of the Surviving Corporation, for the benefit of the holders of certificates formerly representing shares of Zions Common Stock ("Old Certificates") to be exchanged in accordance with this Article III, certificates representing the shares of First Security Common Stock ("New Certificates") to which the holders of the Old Certificates are entitled pursuant to this Agreement.

          (b) Promptly after the Effective Date, First Security shall send or cause to be sent to each former holder of record of shares of Zions Common Stock immediately prior to the Effective Time transmittal materials for use in exchanging such shareholder's Old Certificates for the New Certificates provided for in this Article III. First Security shall cause the New Certificates and/or any check in respect of dividends or distributions which such Person shall be entitled to receive to be delivered to such shareholder upon delivery to the Exchange Agent of Old Certificates representing such shares of Zions Common Stock (or indemnity reasonably satisfactory to First Security and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such shareholder. No interest will be paid on any such cash to be paid in respect of dividends or distributions which any such Person shall be entitled to receive pursuant to this Article III upon such delivery.

          (c) Neither the Exchange Agent nor any party hereto shall be liable to any former holder of Zions Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (d) From and after the 30th day following the Effective Date, no dividends or other distributions with respect to First Security Common Stock with a record date occurring after the Effective Date shall be paid in respect of any unsurrendered Old Certificate representing shares of Zions Common Stock converted in the Merger into the right to receive shares of First Security Common Stock. Upon surrender of Old Certificates (or indemnity reasonably satisfactory to First Security and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) in accordance with this Section 3.03, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of First Security Common Stock such holder had the right to receive upon surrender of Old Certificates (or delivery of such indemnity).

         3.04 Anti-Dilution Provisions. In the event that, with the other party's consent, Zions or First Security changes (or establishes a record date for changing) the number or kind of shares of Zions Common Stock or First Security Common Stock, as the case may be, issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend, recapitalization, reclassification, reorganization or similar transaction with respect to the outstanding Zions Common Stock or First Security Common Stock, as the case may be (other than, with respect to First Security, the Reverse Stock Split), and the record date therefor shall be prior to the Effective Date, the ratio contemplated by Section 3.01(b) or Section 2.07, as the case may be, shall be proportionately adjusted in such manner as First Security and Zions shall agree, which adjustment may include, as appropriate, the issuance of securities, property or cash on the same basis as that on which any of the foregoing shall have been issued, distributed or paid to the holders of Zions Common Stock or First Security Common Stock, as the case may be, generally.

         3.05 Stock Options. (a) As soon as practicable following the date of this Agreement, the Zions Board (or, if appropriate, any committee administering the Zions Stock Plans) shall adopt such resolutions or take such other actions as may be required to effect the following:

          (i) adjust the terms of all outstanding options to purchase shares of Zions Common Stock ("Zions Common Stock Options") granted under the Zions Stock Plans, whether vested or unvested, as necessary to provide that, at the Effective Time, each such Zions Common Stock Option outstanding immediately prior to the Effective Time shall be amended and converted, subject to the prior effectiveness of the Reverse Stock Split, into an option to acquire one share of Surviving Corporation Common Stock for each share of Zions Common Stock subject to such Zions Common Stock Option (each, as so adjusted, an "Adjusted Option"); and

          (ii) make such other changes to the Zions Stock Plans as First Security and Zions may agree are appropriate to give effect to the Merger, including as provided in paragraph (d) of this Section 3.05.

          (b) As soon as practicable following the date of this Agreement, the First Security Board (or, if appropriate, any committee administering the First Security Stock Plans) shall adopt such resolutions or take such other actions as may be required to effect the following:

          (i) all outstanding options to purchase shares of First Security Common Stock ("First Security Common Stock Options") granted under the First Security Stock Plans, whether vested or unvested, shall be adjusted in accordance with their terms to provide that at the effectiveness of the Reverse Stock Split (A) each such First Security Common Stock Option outstanding immediately prior to the effectiveness of the Reverse Stock Split shall be converted into an option to acquire a number of shares of Surviving Corporation Common Stock equal to the number of shares of First Security Common Stock for which such First Security Common Stock Option was exercisable immediately prior to the Reverse Stock Split multiplied by the Ratio, provided that any fractional shares of Surviving Corporation Common Stock resulting therefrom shall be rounded to the nearest whole share; and (B) the exercise price per share of Surviving Corporation Common Stock under a First Security Common Stock Option which has been adjusted in accordance with this Section 3.05(b)(i) shall be equal to the exercise price per share of First Security Common Stock under the original First Security Common Stock Option divided by the Ratio, provided that such exercise price shall be rounded to the nearest whole cent; and

          (ii) make such other changes to the First Security Stock Plans as First Security and Zions may agree are appropriate to give effect to the Merger, including as provided in paragraph (d) of this Section 3.05.

          (c) As soon as practicable after the Effective Time, the Surviving Corporation shall: (i) deliver to the holders of Zions Common Stock Options appropriate notices setting forth such holders' rights pursuant to the respective Zions Stock Plans and the agreements evidencing the grants of such Zions Common Stock Options and that such Zions Common Stock Options and agreements shall be assumed by the Surviving Corporation and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 3.05 after giving effect to the Merger); and (ii) deliver to the holders of First Security Common Stock Options appropriate notices setting forth such holders' rights pursuant to the respective First Security Stock Plans and the agreements evidencing the grants of such First Security Common Stock Options and that such First Security Common Stock Options and agreements shall be assumed by the Surviving Corporation and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 3.05 after giving effect to the Merger).

          (d) At the Effective Time, by virtue of the Merger, the Zions Stock Plans shall be assumed by the Surviving Corporation, with the result that all obligations of Zions under the Zions Stock Plans, including with respect to awards outstanding at the Effective Time under each Zions Stock Plan, shall be obligations of the Surviving Corporation following the Effective Time. Prior to the Effective Time, First Security shall take all necessary actions (including, if required, to comply with Section 162(m) of the Code (and the regulations thereunder) or applicable law, including obtaining the approval of its stockholders at the First Security Meeting) for the assumption of the Zions Stock Plans, including the reservation, issuance and listing of shares of Surviving Corporation

     Common Stock in a number at least equal to the number of shares of Surviving Corporation Common Stock that will be subject to Adjusted Options. No later than the Effective Time, First Security shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares of Surviving Corporation Common Stock determined in accordance with the preceding sentence. Such registration statement shall be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) at least for so long as Adjusted Options or any unsettled awards granted under the Zions Stock Plans after the Effective Time remain outstanding. Following the Effective Time, the Surviving Corporation shall maintain the effectiveness of a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), and shall maintain the current status of the prospectus or prospectuses contained therein, with respect to the First Security Common Stock subject to the First Security Common Stock Options, for so long as such First Security Common Stock Options remain outstanding.

          (e) At the Effective Time, each right of any kind, whether vested or unvested, contingent or accrued, to acquire or receive shares of Zions Common Stock that may be held, awarded, outstanding, credited, payable or reserved for issuance under the Zions Stock Plans and any other Zions Benefit Plan, except for Zions Common Stock Options converted in accordance with Section 3.05(a) above, shall be deemed to be converted into a right to acquire or receive, as the case may be, subject to the prior effectiveness of the Reverse Stock Split, the number of shares of Surviving Corporation Common Stock equal to the number of shares of Zions Common Stock subject to such right immediately prior to the Effective Time, and such rights with respect to the shares of Surviving Corporation Common Stock shall otherwise be subject to the same terms, conditions and restrictions, if any, as were applicable to the rights with respect to the shares of Zions Common Stock under the relevant Zions Stock Plan or Zions Benefit Plan. Similarly, all Zions Stock Plans and other Zions Benefit Plans (and awards thereunder) providing for benefits measured by the value of a number of shares of Zions Common Stock shall be deemed to refer, subject to the prior effectiveness of the Reverse Stock Split, to the same number of shares of Surviving Corporation Common Stock, and such benefits shall otherwise be paid on the same terms, conditions and restrictions, if any, as were applicable under the relevant Zions Stock Plan or Zions Benefit Plan. At or prior to the Effective Time, Zions shall adopt appropriate amendments to the Zions Stock Plans and the Zions Benefit Plans to effectuate the provisions of this paragraph. Without limiting the applicability of the foregoing, Zions shall take all necessary action to ensure that the Surviving Corporation will not be bound at the Effective Time by any options, stock appreciation rights, warrants or other rights or arrangements under any Zions Benefit Plan that would entitle any person to own any shares of Zions Common Stock or to receive any payments in respect thereof, and all Zions Benefit Plans conferring any rights to Zions Common Stock or other capital stock of Zions shall be deemed to be amended to be in conformity with this paragraph.

                                   ARTICLE IV

                       CONDUCT OF BUSINESS PENDING MERGER

         4.01 Forebearances. Each of Zions and First Security agrees that from the date hereof until the Effective Time, except as expressly contemplated by this Agreement or as set forth in paragraph 4.01 of First Security's Disclosure Schedule or paragraph 4.01 of Zions' Disclosure Schedule, as the case may be, without the prior written consent of the other party hereto (which consent shall not be unreasonably withheld), it will not, and will cause each of its Subsidiaries not to:

          (a) Ordinary Course. Conduct its business and the business of its Subsidiaries other than in the ordinary and usual course or fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or take any action reasonably likely to have an adverse effect upon its ability to perform any of its material obligations under this Agreement or the Option Agreements.

          (b) Capital Stock. Other than pursuant to Rights outstanding on the date hereof, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of its stock or any Rights, (ii) enter into any agreement with respect to the foregoing or
     (iii) permit any additional shares of its stock to become subject to new grants of employee or director stock options, other Rights or other stock-based employee rights.

          (c) Dividends, Etc. (i) Make, declare, pay or set aside for payment any dividend (other than (A) dividends from its wholly owned Subsidiaries to it or another of its wholly owned Subsidiaries, (B) regular quarterly dividends on its common stock at a rate equal to the rate paid by it during the fiscal quarter immediately preceding the date hereof and (C) in the case of First Security's Series A Preferred Stock, regular quarterly or semiannual dividends thereon at the rate set forth in the certificate of designation for such securities) on or in respect of, or declare or make any distribution on any shares of its stock or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

          (d) Compensation; Employment Agreements; Etc. Enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any of its directors, officers or employees or those of its Subsidiaries, or hire any new employees above the rank of vice president, or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except (i) for normal individual increases in compensation to employees (including, without limitation, annual salary increases and annual bonus payments) in the ordinary course of business consistent with past practice, (ii) for other changes that are required by applicable law and (iii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof.

          (e) Benefit Plans. Enter into, establish, adopt or amend (except (i) as may be required by applicable law or (ii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any of its directors, officers or employees or those of its Subsidiaries, or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder.

          (f) Dispositions. Sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except for sales, transfers, mortgages, encumbrances or other dispositions or discontinuances in the ordinary course of business consistent with past practice and in a transaction that, together with other such transactions, is not material to it and its Subsidiaries, taken as a whole.

          (g) Acquisitions. Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of the assets, business, deposits or properties of any other entity except in the ordinary course of business consistent with past practice and in a transaction that, together with other such transactions, is not material to it and its Subsidiaries, taken as a whole.

          (h) Constituent Documents. In the case of Zions, amend the Zions Articles or the Zions By-Laws or the certificate of incorporation or by-laws (or similar governing documents) of any of its Subsidiaries. In the case of First Security, amend the First Security Certificate or the First Security By-Laws or the certificate of incorporation or by-laws (or similar governing documents) of any of its Subsidiaries.

          (i) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or regulatory accounting requirements.

          (j) Contracts. Enter into, renew or terminate, or make any payment not then required under, any contract or agreement that calls for aggregate annual payments of $1,000,000 or more and which is not terminable at will on 60 days or less notice without payment of a premium penalty, other than loans and other transactions made in the ordinary course of the banking business.

          (k) Claims. Other than in the ordinary course of business, settle any claim, action or proceeding against it, except for any claim, action or proceeding in an amount or for such consideration, individually or in the aggregate for all such settlements, that is not material to it and its Subsidiaries, taken as a whole, and would not impose any material restriction on the business of the Surviving Corporation or create precedent for claims that are reasonably likely to be material to it and its Subsidiaries, taken as a whole.

          (l) Adverse Actions. Notwithstanding anything herein to the contrary,
     (i) take any action that would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of
     Section 368(a) of the Code or qualifying for pooling-of-interests accounting treatment or (ii) take any action that is intended or is reasonably likely to result in (A) any of the conditions to the Merger set forth in Article VII not being satisfied or (B) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation.

          (m) Capital Expenditures. Other than in the ordinary course of business, make any capital expenditures in excess of (A) $1,000,000 per project or related series of projects or (B) $3,000,000 in the aggregate.

          (n) Indebtedness. Incur any indebtedness for borrowed money other than in the ordinary course of business.

          (o) Commitments. Agree or commit to do any of the foregoing.

         4.02 Coordination of Dividends. Until the Effective Time, Zions and First Security shall coordinate with the other the declaration of any dividends or other distributions with respect to the Zions Common Stock and the First Security Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties that holders of shares of Zions Common Stock or First Security Common Stock shall not receive more than one dividend, or fail to receive one dividend, for any single calendar quarter on their shares of Zions Common Stock or First Security Common Stock (including any shares of Surviving Corporation Common Stock received in the Merger), as the case may be.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         5.01 Disclosure Schedules. On or prior to the date hereof, Zions has delivered to First Security a schedule and First Security has delivered to Zions a schedule (respectively, its "Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in
Section 5.03 or to one or more of its covenants contained in Article IV; provided, that the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item was required to be disclosed therein.

         5.02 Standard. No representation or warranty of First Security or Zions contained in Section 5.03 (other than the representations and warranties contained in Section 5.03(b) and 5.03(c)) shall be deemed untrue and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Section 5.03 has had or is reasonably likely to have a Material Adverse Effect with respect to First Security or Zions, as the case may be.

         5.03 Representations and Warranties. Subject to Section 5.01 and
Section 5.02 and except as Previously Disclosed, First Security hereby represents and warrants to Zions, and Zions hereby represents and warrants to First Security, to the extent applicable, in each case with respect to itself and its Subsidiaries, as follows:

          (a) Organization, Standing and Authority. It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, in the case of First Security, and the State of Utah, in the case of Zions. It is duly qualified to do business and is in good standing in the states of the United States and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

          (b) First Security Stock. In the case of First Security only, the authorized capital stock of First Security consists of 300,000,000 shares of First Security Common Stock, par value $1.25 per share, and 400,000 shares of preferred stock. At the close of business on June 4, 1999, (i) 194,966,889 shares of First Security Common Stock plus any shares of First Security Common Stock issued upon exercise or conversion of outstanding Rights since June 3, 1999 and 9,063 shares of $3.15 Series "A" Cumulative Convertible Preferred Stock ("Series A Preferred Stock") were issued and outstanding and (ii) as of April 30, 1999, 1,595,469 shares of First Security Common Stock were held by First Security in its treasury. As of June 4, 1999, 380,000 shares of Junior Series B Preferred Stock were reserved for issuance in connection with the rights (the "First Security Rights") to purchase shares of Junior Series B Preferred Stock, issued pursuant to the Shareholder Rights Agreement dated as of August 28, 1989 (the "First Security Current Rights Agreement"), as amended, between First Security and the First Chicago Trust Company, as rights agent, and to be issued pursuant to the Shareholder Rights Agreement dated as of October 27, 1998 between First Security and the First Chicago Trust Company of New York, as rights agent (the "First Security Replacement Rights Agreement"). As of June 3, 1998, 11,152,250 shares of First Security Common Stock were subject to First Security Common Stock Options granted under the Comprehensive Management Incentive Plan of 1989 and the Non-Employee Director Stock Option Plan of 1995 (collectively, the "First Security Stock Plans"). As of June 4, 1999, there were 27,726,563 shares of First Security Common Stock reserved for issuance under the First Security Stock Plans. The outstanding shares of First Security Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). Except as set forth above, as of the date hereof, there are no shares of First Security Stock authorized and reserved for issuance, First Security does not have any Rights issued or outstanding with respect to First Security Stock, and First Security does not have any commitment to authorize, issue or sell any First Security Stock or Rights, except pursuant to this Agreement, outstanding First Security Common Stock Options, the First Security Option and the First Security Stock Plans.

          (c) Zions Stock. In the case of Zions only, the authorized capital stock of Zions consists of 200,000,000 shares of Zions Common Stock and 3,000,000 shares of preferred stock. At the close of business on June 4, 1999, (i) 79,017,788 shares of Zions Common Stock and no shares of preferred stock were issued and outstanding and (ii) no shares of Zions Common Stock were held by Zions in its treasury. As of June 4, 1999, 160,000 shares of Series A Participating Preferred Stock were reserved for issuance in connection with the rights (the "Zions Rights") to purchase shares of Series A Participating Preferred Stock, issued pursuant to the Shareholder Protection Rights Agreement dated as of September 27, 1996, as amended (the "Zions Rights Agreement"), between Zions and Zions First National Bank, as Right Agent. As of June 4, 1999, 3,295,594 shares of Zions Common Stock were subject to Zions Common Stock Options granted under the Key Employee Stock Option Plan, the Non-Qualified Stock Option and Incentive Plan (You're the Owner!) and the Non-Employee Directors Stock Option Plan (collectively, the "Zions Stock Plans"). As of June 4, 1999, there were 5,283,710 shares of Zions Common Stock reserved for issuance under the Zions Stock Plans. As of the date hereof, Zions is obligated to issue approximately 1,000,000 shares of Zions Common Stock pursuant to an Agreement and Plan of Merger, dated as of April 27, 1999, by and among Zions, Regency Bancorp and Regency Bank, and approximately 5,500,000 shares of Zions Common Stock pursuant to an Agreement and Plan of Merger, dated as of

     May 7, 1999, by and among Zions, Pioneer Bancorporation and Pioneer Citizens Bank of Nevada. The outstanding shares of Zions Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). Except as set forth above, as of the date hereof, there are no shares of Zions Common Stock authorized and reserved for issuance, Zions does not have any Rights issued or outstanding with respect to Zions Common Stock, and Zions does not have any commitment to authorize, issue or sell any Zions Common Stock or Rights, except pursuant to this Agreement, outstanding Zions Common Stock Options, the Zions Option and the Zions Stock Plans.

          (d) Significant Subsidiaries. (i)(A) It owns, directly or indirectly, all the issued and outstanding equity securities of each of its Significant Subsidiaries, (B) no equity securities of any of its Significant Subsidiaries are or may become required to be issued (other than to it or its wholly owned Subsidiaries) by reason of any Right or otherwise, (C) there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is or may be bound to sell or otherwise transfer any equity securities of any such Subsidiaries (other than to it or its wholly-owned Subsidiaries), (D) there are no contracts, commitments, understandings, or arrangements relating to its rights to vote or to dispose of such securities and (E) all the equity securities of each Significant Subsidiary held by it or its Subsidiaries have been duly authorized and are validly issued and outstanding, fully paid and nonassessable (except as provided in 12 U.S.C. ss. 55 or comparable state laws) and are owned by it or its Subsidiaries free and clear of any Liens.

          (ii) Each of its Significant Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

          (e) Corporate Power. It and each of its Significant Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and it has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Option Agreements, and to consummate the transactions contemplated hereby and thereby.

          (f) Corporate Authority. (i) Subject to receipt of the stockholder approval described in paragraph (ii) of this Section 5.03(f), in the case of First Security, and in paragraph (iii) of this Section 5.03(f), in the case of Zions, this Agreement and the Option Agreements, and the transactions contemplated hereby and thereby have been authorized by all necessary corporate action on or prior to the date hereof. This Agreement is a valid and legally binding obligation of such party, enforceable in accordance with its terms

     (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles). In the case of First Security, the First Security Board has received the written opinion of J.P. Morgan Securities Inc. to the effect that as of the date hereof the Ratio is fair to the holders of First Security Common Stock from a financial point of view. In the case of Zions, the Zions Board has received the written opinion of Goldman, Sachs & Co. to the effect that as of the date hereof the Conversion Ratio is fair to the holders of Zions Common Stock from a financial point of view.

          (ii) In the case of First Security, the affirmative vote of (A) the holders of a majority of the voting power of all outstanding shares of First Security Stock to (I) adopt this Agreement is the only vote of the holders of any class or series of First Security's capital stock necessary to approve and adopt this Agreement, the Option Agreements and, other than the Reverse Stock Split and the transaction contemplated by clause (B) below, the transactions contemplated hereby and thereby and (II) adopt an amendment to and a restatement of the First Security Certificate to, among other things, effect the Reverse Stock Split and (B) the holders of a majority of all shares of First Security Stock casting votes (provided that the total vote cast represents more than fifty percent in interest of all capital stock of First Security entitled to vote) is the only vote of the holders of any class or series of First Security's capital stock necessary to approve, in accordance with the rules of any applicable securities exchange, the issuance of Surviving Corporation Common Stock in the Merger.

          (iii) In the case of Zions, the affirmative vote of the holders of a majority of the voting power of all outstanding shares of Zions Common Stock to adopt this Agreement is the only vote of the holders of any class or series of Zions' capital stock necessary to approve and adopt this Agreement, the Option Agreements and the transactions contemplated hereby and thereby.

          (g) Regulatory Approvals; No Defaults. (i) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by it or any of its Subsidiaries in connection with the execution, delivery or performance by it of this Agreement and the Option Agreements or to consummate the Merger except for (A) filings and approvals of applications with and by federal and state banking authorities, (B) filings with the SEC and state securities authorities, (C) the stockholder approval described in paragraph
     (ii) of Section 5.03(f) or the shareholder approval described in paragraph
     (iii) of Section 5.03(f), as applicable, (D) the filing of the Articles of Merger with the Corporation Division pursuant to the UBCA and the Certificate of Merger with the Delaware Secretary pursuant to the DGCL, (E) the filing of the amended and restated First Security Certificate as contemplated by Section

     2.05 hereof and (F) such filings with applicable securities exchanges to obtain the authorizations for listing contemplated by this Agreement.

          (ii) Subject to receipt of the regulatory approvals referred to in the preceding paragraph, and the expiration of related waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the Option Agreements and the consummation of the transactions contemplated hereby and thereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of it or of any of its Subsidiaries or to which it or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the First Security Certificate or the Zions Articles, as the case may be, or the First Security By-laws or the Zions By-laws, as the case may be, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

          (h) Financial Reports and Regulatory Documents; Material Adverse Effect. (i) Its Annual Reports on Form 10-K for the fiscal years ended December 31, 1998, 1997 and 1996, and all other reports, registration statements, definitive proxy statements or information statements filed by it or any of its Subsidiaries subsequent to December 31, 1996 under the Securities Act, or under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act or under the securities regulations of the SEC, in the form filed (collectively, its "Regulatory Filings") with the SEC as of the date filed,
     (A) complied in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such Regulatory Filing (including the related notes and schedules thereto) fairly presented in all material respects, its financial position and that of its Subsidiaries as of its date, and each of the statements of income and changes in shareholders' equity and cash flows or equivalent statements in such Regulatory Filings (including any related notes and schedules thereto) fairly presented in all material respects, the results of operations, changes in shareholders' equity and changes in cash flows, as the case may be, of it and its Subsidiaries for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

          (ii) Since December 31, 1998, it and its Subsidiaries have not incurred any liability other than in the ordinary course of business consistent with past practice.

          (iii) Since December 31, 1998, (A) it and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice (excluding the incurrence of expenses related to this Agreement and the transactions contemplated hereby) and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.03 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to it.

          (i) Litigation. Except as Previously Disclosed or set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 1998, there is no suit, action or proceeding pending or, to the knowledge of it, threatened against or affecting it or any of its Subsidiaries (and it is not aware of any basis for any such suit, action or proceeding) that, individually or in the aggregate, is (i) material to it and its Subsidiaries, taken as a whole, or (ii) that is reasonably likely to prevent or delay it in any material respect from performing its obligations under, or consummating the transactions contemplated by, this Agreement or the Option Agreements.

          (j) Regulatory Matters. (i) Neither it nor any of its Subsidiaries is a party to or is subject to any written order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any federal or state Governmental Authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits or the supervision or regulation of it or any of its Subsidiaries (collectively, the "Regulatory Authorities").

          (ii) Neither it nor any of its Subsidiaries has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such written order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

          (k) Compliance with Laws. It and each of its Subsidiaries:

          (i) is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

          (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to its knowledge, no suspension or cancellation of any of them is threatened; and

          (iii) has received, since December 31, 1998, no written notification from any Governmental Authority (A) asserting that it or any of its Subsidiaries is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit or governmental authorization.

          (l) Material Contracts; Defaults. Except for those agreements and other documents filed as exhibits to its Regulatory Filings, neither it nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (i) that is a "material contract" within the meaning of
     Item 601(b)(10) of the SEC's Regulation S-K or (ii) that materially restricts the conduct of business by it or any of its Subsidiaries. Neither it nor any of its Subsidiaries is in default under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

          (m) No Brokers. No action has been taken by it that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, excluding a Previously Disclosed fee to be paid to J.P. Morgan Securities Inc. in the case of First Security and a Previously Disclosed fee to be paid to Goldman, Sachs & Co. in the case of Zions.

          (n) Employee Benefit Plans.

          (i) All material benefit and compensation plans, contracts, policies or arrangements covering its current employees or former employees and those of its Subsidiaries (its "Employees") and its current or former directors, including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of ERISA, and deferred compensation, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans (its "Benefit Plans"), are Previously Disclosed. True and complete copies of all Benefit Plans, including, but not limited to, any trust instruments and insurance contracts forming a part of any Benefit Plans, and all amendments thereto, have been made available to the other party hereto.

          (ii) All employee benefit plans, other than "multiemployer plans" within the meaning of Section 3(37) of ERISA, covering its Employees (its "Plans"), to the extent subject to ERISA, are in substantial compliance with ERISA. Each of its Plans which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan"), and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service with respect to "TRA" (as defined in Section 1 of Rev. Proc. 93-39), and it is not aware of any circumstances reasonably likely to result in revocation of any such favorable determination letter. There is no material pending or, to its knowledge, threatened litigation relating to its Plans. Neither it nor any of its Subsidiaries has engaged in a transaction with respect to any of its Plans that, assuming the taxable period of such transaction expired as of the date hereof, could be reasonably likely to subject it or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material.

          (iii) No liability under Subtitle C or D of Title IV of ERISA has been or is reasonably expected to be incurred by it or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with it under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"). None of it, any of its Subsidiaries or any of its ERISA Affiliates has contributed to a "multiemployer plan", within the meaning of Section 3(37) of ERISA, at any time on or after September 26, 1980. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any of its Pension Plans or by any of its ERISA Affiliates within the 12-month period ending on the date hereof or will be required to be filed solely as a result of the transactions contemplated by this Agreement.

          (iv) All contributions required to be made under the terms of any of its Plans have been timely made or have been reflected on its consolidated financial statements included in its Regulatory Filings. None of its Pension Plans or any single-employer plan of any of its ERISA Affiliates has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and none of its ERISA Affiliates has an outstanding funding waiver. Neither it nor any of its Subsidiaries has provided, or is required to provide, security to any of its Pension Plans or to any single-employer plan of any of its ERISA Affiliates pursuant to Section 401(a)(29) of the Code.

          (v) Under each of its Pension Plans which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in its Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Plan, and there has been no material change in the financial condition of such Plan since the last day of the most recent plan year.

          (vi) Neither it nor any of its Subsidiaries has any obligations for retiree health and life benefits under any of its Benefit Plans. It or its Subsidiaries may amend or terminate any of its Benefit Plans at any time without incurring any liability thereunder.

          (vii) Neither its execution of this Agreement, the performance of its obligations hereunder, the consummation of the transactions contemplated by this Agreement, the termination of the employment of any of its employees within a specified time of the Effective Date, nor any other action taken or failed to be taken by it prior to the execution of this Agreement will
     (w) limit its right, in its sole discretion, to administer or amend in any respect or terminate any of its Benefit Plans or any related trust, (x) entitle any of its employees or any employees of its Subsidiaries to severance pay, (y) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of its Benefit Plans or (z) result in any breach or violation of, or a default under, any of its Benefit Plans. Without limiting the foregoing, as a result of the consummation of the transactions contemplated by this Agreement (including, without limitation, as a result of the termination of the employment of any of its employees within a specified time of the Effective Date) neither it nor any of its Subsidiaries will be obligated to make a payment to an individual that would be a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

          (o) Labor Matters. Neither it nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it or any of its Subsidiaries to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other material labor dispute involving it or any of its Subsidiaries pending or, to its knowledge, threatened, nor to its knowledge is there any activity involving its or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

          (p) Environmental Matters. To its knowledge, neither its conduct nor its operation or the conduct or operation of its Subsidiaries nor any condition of any property presently or previously owned, leased or operated by any of them (including, without limitation, in a fiduciary or agency capacity), violates or violated Environmental Laws and no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in liability under

     Environmental Laws. To its knowledge, no property on which it or any of its Subsidiaries holds a Lien, violates or violated Environmental Laws and no condition has existed or event has occurred with respect to any such property that, with notice or the passage of time, or both, is reasonably likely to result in liability under Environmental Laws. Neither it nor any of its Subsidiaries has received any written notice from any person or entity that it or its Subsidiaries or the operation or condition of any property ever owned, leased, operated, or held as collateral or in a fiduciary capacity by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on, beneath, or originating from, any such property.

          (q) Tax Matters. (i) (A) All Tax Returns that are required to be filed (taking into account any extensions of time within which to file) by or with respect to it and its Subsidiaries have been duly and timely filed, and all such Tax Returns are complete and accurate in all material respects, (B) all Taxes shown to be due on the Tax Returns referred to in clause (A) have been paid in full, (C) all Taxes that it or any of its Subsidiaries is obligated to withhold from amounts owing to any employee, creditor or third party have been paid over to the proper Governmental Authority in a timely manner, to the extent due and payable, (D) the Tax Returns referred to in clause (A) have been examined by the Internal Revenue Service or the appropriate Tax authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (E) all deficiencies asserted or assessments made as a result of such examinations have been paid in full, (F) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (A) are currently pending, and (G) no extensions or waivers of statutes of limitation have been given by or requested with respect to any of its Taxes or those of its Subsidiaries. It has made available to the other party hereto true and correct copies of the U.S. federal income Tax Returns filed by it and its Subsidiaries for each of the three most recent fiscal years ended on or before December 31, 1997. It has made provision in accordance with GAAP, in the financial statements included in the Regulatory Filings filed prior to the date hereof, for all Taxes that accrued on or before the end of the most recent period covered by its Regulatory Filings filed prior to the date hereof. Neither it nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement, is or has been a member of an affiliated group filing consolidated or combined Tax returns (other than a group over which it is or was the common parent) or otherwise has any liability for the Taxes of any person (other than its own Taxes and those of its Subsidiaries). As of the date hereof, neither it nor any of its Subsidiaries has any reason to believe that any conditions exist that could reasonably be expected to prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. No Liens for Taxes exist with respect to any of its assets or properties or those of its Subsidiaries, except for statutory Liens for Taxes not yet due and payable or that are being contested in good faith and reserved for in accordance with GAAP. Neither it nor any of its Subsidiaries has been a party to any distribution occurring during the last three years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code applied.

          (ii) No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transfer contemplated by this Agreement.

          (r) Derivative Instruments. All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for its own account, or for the account of one or more of its Subsidiaries or their customers, if any, were entered into (i) in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and (ii) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of such party or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and are in full force and effect. Neither it nor its Subsidiaries, nor to its knowledge, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

          (s) Books and Records. Its books and records and those of its Subsidiaries have been fully, properly and accurately maintained in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein.

          (t) Insurance. It has made available to the other party hereto all of the insurance policies, binders, or bonds maintained by it or its Subsidiaries (its "Insurance Policies"). It and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as its management reasonably has determined to be prudent in accordance with industry practices. All of its Insurance Policies are in full force and effect; it and its Subsidiaries are not in material default thereunder; and all claims thereunder for which a basis is known, or reasonably should be known, by it have been filed in due and timely fashion.

          (u) Accounting Treatment. As of the date hereof, to its knowledge, there is no reason why the Merger will fail to qualify for "pooling-of-interests" accounting treatment.

          (v) Takeover Laws. It has taken all action required to be taken by it in order to exempt this Agreement and the Zions Option or the First Security Option, as applicable, and the transactions contemplated hereby and thereby from, and this Agreement, the Zions Option or the First Security Option, as applicable, and the transactions contemplated hereby and thereby are exempt from, the requirements of any "moratorium", "control share", "fair price", "affiliate transaction", "business combination" or other antitakeover laws and regulations of any state (collectively, "Takeover Laws"), including, without limitation, the State of Delaware in the case of First Security and the State of Utah in the case of Zions.

          (w) Rights Agreement. It has taken all action necessary such that the Zions Rights or the First Security Rights, as the case may be, will not become separable, distributable, unredeemable or exercisable as a result of the approval, execution or delivery of this Agreement or the Option Agreements or the consummation of the transactions contemplated hereby or thereby.

          (x) Year 2000. To its knowledge, the mission critical computer software operated by it and/or any of its Subsidiaries is currently capable of providing, or is being adapted to provide, uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 in substantially the same manner and with substantially the same functionality as such mission critical software records, stores, processes and presents such calendar dates falling on or before December 31, 1999. To its knowledge, the costs of adaptations referred to in this clause will not have a Material Adverse Effect with respect to it. Neither it nor any of its Subsidiaries has received, nor to its knowledge are there facts that would reasonably be expected to form the basis for the issuance of, a "Year 2000 Deficiency Notification Letter" (as such term is employed in the Federal Reserve's Supervision and Regulatory Letter No. SR 98-3 (SUP), dated March 4, 1998) or similar notice from any state banking authority. It has made available to the other party hereto a complete and accurate copy of its and its Subsidiaries' plan, including an estimate of anticipated associated costs, for addressing the issues set forth in the Year 2000 guidance papers issued by the Federal Financial Institutions Examination Council, including the statements dated May 5, 1997, entitled "Year 2000 Project Management Awareness," December 17, 1997, entitled "Safety and Soundness Guidelines Concerning the Year 2000 Business Risk," and October 14, 1998, entitled "Interagency Guidelines Establishing Year 2000 Standards for Safety and Soundness," as such issues affect any of it or its Subsidiaries. Between the date of this Agreement and the Effective Time, it shall use commercially reasonable and practicable efforts to implement such plan.


                                   ARTICLE VI

                                    COVENANTS

         6.01 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of Zions and First Security agrees to use its respective reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other party hereto to that end.

         6.02 Stockholder Approvals. (a) Each of Zions and First Security agrees to take in accordance with applicable law and its respective Constituent Documents all action necessary to convene a meeting of its respective stockholders (including any adjournment or postponement, the "Zions Meeting" and the "First Security Meeting", respectively), as promptly as practicable, to consider and vote upon (i) the approval of the issuance of Surviving Corporation Common Stock as contemplated by this Agreement, the Reverse Stock Split and the amendment and restatement of the First Security Certificate contemplated by
Section 2.05, in the case of the First Security Meeting, and (ii) the approval and adoption of this Agreement, as well as any other matters required to be approved by such entity's stockholders for consummation of the Merger, in the case of both the Zions Meeting and the First Security Meeting.

         (b) The boards of directors of Zions and First Security have adopted resolutions recommending to the shareholders of Zions and the stockholders of First Security, respectively, adoption of this Agreement and the other matters required to be approved or adopted in order to carry out the intentions of this Agreement. Such boards of directors shall at all times continue such recommendations in effect without qualification and shall use, and cause Zions and First Security, respectively, to use reasonable best efforts to obtain such adoption (it being understood and agreed that the obligations under this sentence shall not be altered by the commencement, proposal, disclosure or communication of any Acquisition Proposal).

         6.03 Registration Statement and Joint Proxy Statement. (a) The parties agree jointly to prepare a registration statement on Form S-4 or other applicable form (the "Registration Statement") to be filed by First Security with the SEC in connection with the issuance of Surviving Corporation Common Stock in the Merger (including the proxy statement and prospectus and other proxy solicitation materials of Zions and First Security constituting a part thereof (the "Joint Proxy Statement") and all related documents). The parties agree to cooperate, and to cause their Subsidiaries to cooperate, with the other party, its counsel and its accountants, in the preparation of the Registration Statement and the Joint Proxy Statement; and provided that both parties and their respective Subsidiaries have cooperated as required above, First Security and Zions agree to file the Joint Proxy Statement in preliminary form with the SEC as promptly as reasonably practicable, and First Security agrees to file the Registration Statement with the SEC as soon as reasonably practicable after any SEC comments with respect to the preliminary Joint Proxy Statement are resolved. Each of Zions and First Security agrees to use all reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. Zions also agrees to use all reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. Zions agrees to furnish to First Security all information concerning Zions, its Subsidiaries, officers, directors and stockholders as may be reasonably requested in connection with the foregoing.

         (b) Each of Zions and First Security agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in

(i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Joint Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the time of the Zions Meeting or the First Security Meeting, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which such statement was made, not misleading. Each of Zions and First Security further agrees that if it shall become aware prior to the Effective Date of any information furnished by it that would cause any of the statements in the Joint Proxy Statement or the Registration Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Joint Proxy Statement or the Registration Statement.

         (c) First Security agrees to advise Zions, promptly after First Security receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of First Security Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

         6.04 Press Releases. Zions and First Security shall consult with each other before issuing any press release with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party (but after prior consultation, to the extent practicable in the circumstances) issue such press release or make such public statement as may upon the advice of outside counsel be required by law or the rules and regulations of NASDAQ. Zions and First Security shall cooperate to develop all public announcement materials and make appropriate management available at presentations related to the transactions contemplated by this Agreement as reasonably requested by the other party.

         6.05 Access; Information. (a) Each of Zions and First Security agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford the other party, and the other party's officers, employees, counsel, accountants and other authorized representatives, such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and to such other information as any party may reasonably request and, during such period, it shall furnish promptly to such other party (i) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities or banking laws, and (ii) all other information concerning the business, properties and personnel of it as the other may reasonably request.

         (b) Each party agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this Section
6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each party will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such information (i) was already known to such party, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the providing party or (iv) is or becomes readily ascertainable from publicly available sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to the other party to be returned to the other party.

         (c) No investigation by either party of the business and affairs of the other party, pursuant to this Section 6.05 or otherwise, shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party's obligation to consummate the transactions contemplated by this Agreement.

         6.06 Acquisition Proposals. Each of Zions and First Security agrees that it shall not, and shall cause its Subsidiaries and its and its Subsidiaries' officers, directors, agents, advisors and affiliates not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any Person relating to, any Acquisition Proposal or waive any provision of or amend the terms of the Zions Rights Agreement or the First Security Current Rights Agreement or the First Security Replacement Rights Agreement, respectively, in respect of an Acquisition Proposal. Each of Zions and First Security shall immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any Persons other than First Security or Zions, as the case may be, with respect to any of the foregoing and shall use its reasonable best efforts to enforce any confidentiality or similar agreement relating to an Acquisition Proposal. Each of Zions and First Security shall promptly (within 24 hours) advise the other party following the receipt by Zions or First Security, as the case may be, of any Acquisition Proposal and the substance thereof (including the identity of the person making such Acquisition Proposal), and shall keep such other party apprized of any developments in respect thereof on a constant basis.

         6.07 Affiliate Agreements. (a) Not later than the 15th day prior to the mailing of the Joint Proxy Statement, (i) Zions shall deliver to First Security a schedule of each Person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the Zions Meeting, deemed to be an "affiliate" of Zions (each, a "Zions Affiliate"), as that term is used in SEC Accounting Series Releases 130 and 135; and (ii) First Security shall deliver to Zions a schedule of each Person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the First Security Meeting, deemed to be an "affiliate" of First Security (each, an "First Security Affiliate") as that term is used in Rule 145 under the Securities Act or SEC Accounting Series Releases 130 and 135.

         (b) Each of Zions and First Security shall use its respective reasonable best efforts to cause each Person who may be deemed to be a Zions Affiliate or a First Security Affiliate to execute and deliver to Zions and First Security on or before the date of mailing of the Joint Proxy Statement an agreement in substantially the form attached hereto as Exhibit C or Exhibit D, respectively.

         6.08 Takeover Laws. No party hereto shall take any action that would cause the transactions contemplated by this Agreement or the Option Agreements to be subject to requirements imposed by any Takeover Law, and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect.

         6.09 NASDAQ. First Security shall use commercially reasonable efforts to cause the Surviving Corporation Common Stock to be issued in the Merger to be approved for quotation on the NASDAQ, subject to official notice of issuance, as promptly as practicable after the date hereof, and in any event prior to the Effective Date.

         6.10 Regulatory Applications. (a) Zions and First Security and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare as promptly as possible all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement and First Security shall make all necessary regulatory filings as soon as practicable. Each of Zions and First Security shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all material written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party appraised of the status of material matters relating to completion of the transactions contemplated hereby.

         (b) Each party agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries with or to any third party or Governmental Authority.

         6.11 Indemnification. (a) Following the Effective Date, the Surviving Corporation shall indemnify, defend and hold harmless the present and former directors and officers of Zions, First Security and their respective Subsidiaries (each, an "Indemnified Party") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") as incurred, in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the fullest extent that Zions, First Security and their respective Subsidiaries are permitted to indemnify (and advance expenses to) their respective directors and officers under the laws of their respective jurisdictions of incorporation, their respective charters and their respective by-laws.

         (b) For a period of six years from the Effective Time, the Surviving Corporation shall use its reasonable best efforts to provide director's and officer's liability insurance that serves to reimburse the present and former officers and directors of Zions, First Security or any of their respective Subsidiaries (determined as of the Effective Time) with respect to claims against such directors and officers arising from facts or events occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) which insurance shall contain at least the same coverage and amounts, and contain terms and conditions no less advantageous, as that coverage currently provided by Zions or First Security, as the case may be.

         (c) Any Indemnified Party wishing to claim indemnification under
Section 6.11(a), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify the Surviving Corporation thereof; provided that the failure so to notify shall not affect the obligations of the Surviving Corporation under Section 6.11(a) unless and to the extent that the Surviving Corporation is actually and materially prejudiced as a result of such failure.

         (d) If the Surviving Corporation or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any other entity, then and in each case, the Surviving Corporation shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 6.11.

         (e) The provisions of this Section 6.11 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

         6.12 Benefit Plans. (a) The Surviving Company shall, from and after the Effective Time, (i) comply with the Benefit Plans of Zions (the "Zions Benefit Plans") in accordance with their terms, (ii) provide former employees of Zions who remain as employees of the Surviving Corporation with employee benefit plans no less favorable in the aggregate than those provided to similarly situated employees of First Security, (iii) provide employees of Zions who remain as employees of the Surviving Corporation credit for years of service with Zions or any of its Subsidiaries prior to the Effective Time for the purpose of eligibility and vesting (iv) cause any and all pre-existing condition limitations (to the extent such limitations did not apply to a pre-existing condition under comparable Zions Benefit Plans) and eligibility waiting periods under group health plans of First Security to be waived with respect to former employees of Zions who remain as employees of the Surviving Corporation (and their eligible dependents) and who become participants in such group health plans and (v) cause to be credited to any deductible or out-of-pocket expense of First Security Benefit Plans any deductibles or out-of-pocket expenses incurred by employees of Zions and their beneficiaries and dependents during the portion of the calendar year prior to their participation in First Security Benefit Plans.

         (b) Zions and First Security shall, and shall cause the Surviving Corporation to, honor in accordance with their terms, all vested or accrued benefit obligations to, and contractual rights of, current and former employees of Zions and First Security and their respective Subsidiaries, including, without limitation, any benefits or rights under the agreements listed on
Section 6.12 of the Zions Disclosure Schedule or the First Security Disclosure Schedule, as the case may be, or that arise as a result of the transactions contemplated by this Agreement (either alone or in combination with any other event). The First Security Board or the appropriate committee for First Security responsible for the interpretation of the Benefit Plans of First Security (the "First Security Benefit Plans") and agreements of First Security has determined that the transactions contemplated by this Agreement constitute a "change of control" for purposes of all First Security Benefit Plans and agreements of First Security. Zions and First Security shall, and shall cause the Surviving Corporation to, take the actions necessary to effectuate the agreements and understandings set forth on Section 6.12 of the First Security Disclosure Schedule.

         (c) Notwithstanding anything contained herein to the contrary, prior to the Effective Time, Zions and First Security shall take all actions necessary with respect to the Zions Stock Plans and Zions Benefit Plans or the First Security Stock Plans and First Security Benefit Plans, as the case may be, and the rights thereunder to the extent required in order for the Merger to qualify for pooling-of-interests accounting treatment.

         6.13 Accountants' Letters. Each of Zions and First Security shall use its respective reasonable best efforts to cause to be delivered to the other party a letter of KPMG LLP and Deloitte & Touche LLP, respectively, independent auditors, dated (i) the date on which the Registration Statement shall become effective and (ii) a date shortly prior to the Effective Date, and addressed to such other party, in form and substance customary for "comfort" letters delivered by independent accountants in accordance with Statement of Accounting Standards No. 72.

         6.14 Notification of Certain Matters. Each of Zions and First Security shall give prompt notice to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

         6.15 Financial Statements. The Surviving Corporation shall file as promptly as practicable, and in any event within 30 days after the end of the first full calendar month following the Effective Date, financial statements containing at least 30 days of combined operations in form and substance sufficient to enable Zions Affiliates to sell Surviving Corporation Common Stock within the requirements of Accounting Series Releases 130 and 135 and Staff Accounting Bulletin 65.

         6.16 Rights Agreements. Each of Zions and First Security agrees that it shall maintain (i) the Zions Rights Agreement and (ii) the First Security Current Rights Agreement and the First Security Replacement Rights Agreement, respectively, and shall not redeem the rights issued pursuant to such agreement or agreements, as the case may be, or modify such agreement or agreements, as the case may be, except as required to consummate the Merger and fulfill its obligations pursuant to this Agreement, the Option Agreements and the transactions contemplated hereby and thereby.


                                   ARTICLE VII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

         7.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each of Zions and First Security to consummate the Merger is subject to the fulfillment or written waiver by Zions and First Security prior to the Effective Time of each of the following conditions:

         (a) Stockholder Approvals. (i) This Agreement and the Merger shall have been duly adopted by the requisite vote of the stockholders of Zions and First Security.

         (ii) The issuance of Surviving Corporation Common Stock as contemplated by this Agreement, the Reverse Stock Split and the amendment and restatement of the First Security Certificate contemplated by Section 2.05 hereof shall have been duly adopted by the requisite vote of the stockholders of First Security.

         (b) Regulatory Approvals. Any consents, waivers, clearances, approvals and authorizations of Governmental Authorities that are necessary to permit consummation of the Merger shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired.

         (c) No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the Merger. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority which prohibits or makes illegal the consummation of the Merger.

         (d) Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and be in effect and no proceedings for that purpose shall have been initiated by the SEC and not withdrawn.

         (e) Listing. The Surviving Corporation Common Stock to be issued in the Merger shall have been approved for quotation on NASDAQ.

         (f) Pooling-of-Interests. Each of Zions and First Security shall have received a letter from its respective independent public accountants, dated the Closing Date, in form and substance reasonably satisfactory to Zions and First Security, respectively, to the effect that the Merger will qualify for pooling-of-interests accounting treatment.

         (g) Reverse Stock Split. The Reverse Stock Split shall have become effective.

         7.02 Conditions to Obligation of First Security. The obligation of First Security to consummate the Merger is also subject to the fulfillment or written waiver by First Security prior to the Effective Time of each of the following conditions:

         (a) Representations and Warranties. The representations and warranties of Zions set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of determining the satisfaction of this condition, no effect shall be given to any exception in such representations and warranties relating to materiality or a Material Adverse Effect, and provided, further, however, that, for purposes of this condition, such representations and warranties (other than the representations and warranties contained in Section 5.03(c), which shall be true and correct in all material respects) shall be deemed to be true and correct in all respects unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, results or would reasonably be expected to result in a

Material Adverse Effect on Zions and its Subsidiaries taken as a whole. First Security shall have received a certificate signed on behalf of Zions by the Chief Executive Officer and Chief Financial Officer of Zions to the foregoing effect.

         (b) Performance of Obligations of Zions. Zions shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and First Security shall have received a certificate, dated the Effective Date, signed on behalf of Zions by the Chief Executive Officer and the Chief Financial Officer of Zions to such effect.

         (c) Opinion of First Security's Counsel. First Security shall have received an opinion of Wachtell, Lipton, Rosen & Katz, special counsel to First Security, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (i) the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code,
(ii) Zions and First Security will each be a party to that reorganization within the meaning of Section 368(b) of the Code and (iii) no gain or loss will be recognized by holders of First Security Common Stock who receive shares of Surviving Corporation Common Stock in the Reverse Stock Split, except with respect to cash received in lieu of a fractional share interest in Surviving Corporation Common Stock. In rendering its opinion, such counsel may require and rely upon representations contained in letters from First Security, Zions and shareholders of Zions.

         7.03 Conditions to Obligation of Zions. The obligation of Zions to consummate the Merger is also subject to the fulfillment, or written waiver by Zions, prior to the Effective Time of each of the following conditions:

         (a) Representations and Warranties. The representations and warranties of First Security set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of determining the satisfaction of this condition, no effect shall be given to any exception in such representations and warranties relating to materiality or a Material Adverse Effect, and provided, further, however, that, for purposes of this condition, such representations and warranties (other than the representations and warranties contained in Section 5.03(b), which shall be true and correct in all material respects) shall be deemed to be true and correct in all respects unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect on First Security and its Subsidiaries taken as a whole. Zions shall have received a certificate signed on behalf of First Security by the Chief Executive Officer and Chief Financial Officer of First Security to the foregoing effect.

         (b) Performance of Obligations of First Security. First Security shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Zions shall have received a certificate, dated the Effective Date, signed on behalf of First Security by the Chief Executive Officer and the Chief Financial Officer of First Security to such effect.

         (c) Opinion of Zions' Counsel. Zions shall have received an opinion of Sullivan & Cromwell, counsel to Zions, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (i) the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code, (ii) Zions and First Security will each be a party to that reorganization within the meaning of Section 368(b) of the Code and (iii) no gain or loss will be recognized by shareholders of Zions who receive shares of Surviving Corporation Common Stock in exchange for Zions Common Stock. In rendering its opinion, Sullivan & Cromwell may require and rely upon written representations from First Security, Zions and shareholders of Zions.

         (d) First Security Certificate and First Security By-laws. The First Security Certificate and the First Security By-laws shall have been amended and restated substantially as contemplated by Section 2.05 hereof.



                                  ARTICLE VIII

                                   TERMINATION

         8.01 Termination. This Agreement may be terminated, and the Merger may be abandoned:

         (a) Mutual Consent. At any time prior to the Effective Time, by the mutual consent of Zions and First Security, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

         (b) Breach. At any time prior to the Effective Time, by Zions or First Security, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of either: (i) a breach by the other party of any representation or warranty contained herein, which breach cannot be or has not been cured within 30 calendar days after the giving of written notice to the breaching party of such breach; or (ii) a breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 calendar days after the giving of written notice to the breaching party of such breach, provided that any such breach under clause
(i) or (ii) would entitle the non-breaching party not to consummate the Merger under Article VII hereof.

         (c) Delay. At any time prior to the Effective Time, by Zions or First Security, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Merger is not consummated by March 31, 2000, except to the extent that the failure of the Merger then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this Section 8.01(c), which action or inaction is in violation of its obligations under this Agreement.

         (d) No Approval. By First Security or Zions, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority.

         (e) Zions Stock Option Agreement and First Security Stock Option Agreement. By Zions or First Security if the other party shall not have executed and delivered to Zions or First Security, as the case may be, in exchange for the Zions Stock Option Agreement or the First Security Stock Option Agreement, as the case may be, a stock option agreement in the form of Exhibit E hereto, with respect to the stock option agreement to be delivered by Zions, and in the form of Exhibit F hereto, with respect to the stock option agreement to be delivered by First Security, by the close of business on the second business day following the date of this agreement.

         8.02 Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, no party to this Agreement shall have any liability or further obligation to the other party hereto except as set forth below and except that termination will not relieve a breaching party from liability for any breach of this Agreement giving rise to such termination and except that Sections 6.05, 8.02 and Section 9.05 shall survive any termination of this Agreement.


                                   ARTICLE IX

                                  MISCELLANEOUS

         9.01 Survival. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than Sections 6.11 and 6.12 and this Article IX which shall survive the Effective
Time).

         9.02 Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be (a) waived by the party benefitted by the provision, or
(b) amended or modified at any time, by an agreement in writing between the parties hereto executed in the same manner as this Agreement, except that (i) after the Zions Meeting, this Agreement may not be amended if it would violate Utah law or reduce the consideration to be received by Zions shareholders in the Merger and (ii) after the First Security Meeting, this Agreement may not be amended if it would violate Delaware law.

         9.03 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

         9.04 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Utah applicable to contracts made and to be performed entirely within such State (except to the extent that mandatory provisions of federal law or of the DGCL are applicable).

         9.05 Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that printing expenses and SEC fees shall be shared equally between First Security and Zions.

         9.06 Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

         If to Zions Bancorporation, to:

              Zions Bancorporation
              One South Main, Suite 1830
              Salt Lake City, Utah  84111
              Attention: Harris H. Simmons
              Facsimile: (801) 524-2129

         With a copy to:

              Sullivan & Cromwell
              1888 Century Park East
              Los Angeles, California  90067
              Attention: Stanley F. Farrar
              Facsimile: (310) 712-8800

         If to First Security Corporation, to:

              First Security Corporation
              79 South Main Street, Second Floor

              Salt Lake City, Utah  84111
              Attention: Spencer F. Eccles
              Facsimile: (801) 359-6928

         With a copy to:

              Wachtell, Lipton, Rosen & Katz
              51 West 52nd Street
              New York, New York 10019
              Attention:  Craig M. Wasserman
              Facsimile:  (212) 403-2000

         9.07 Entire Understanding; No Third Party Beneficiaries. This Agreement, including the Exhibits and Schedules to this Agreement, represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and this Agreement supersedes any and all other oral or written agreements heretofore made. No representation, warranty, inducement, promise, understanding or condition not set forth in this Agreement has been made or relied on by any party in entering into this Agreement. Except for Section 6.11, nothing in this Agreement expressed or implied is intended to confer upon any Person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         9.08 Effect. No provision of this Agreement shall be construed to require Zions, First Security or any of their respective Subsidiaries, affiliates or directors to take any action or omit to take any action which action or omission would violate applicable law (whether statutory or common law), rule or regulation.

         9.09 Severability. Except to the extent that application of this
Section 9.09 would have a Material Adverse Effect on either party or the Surviving Corporation, any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         9.10 Alternative Structure. Notwithstanding anything to the contrary contained in this Agreement, prior to the Effective Time, the parties may mutually agree to revise the structure of the Merger and related transactions provided that each of the transactions comprising such revised structure shall
(i) not change the amount or form of consideration to be received by the shareholders of Zions and the holders of Zions Common Stock Options, (ii) be capable of consummation in as timely a manner as the structure contemplated herein and (iii) not otherwise be prejudicial to the interests of the stockholders of either party. This Agreement and any related documents shall be appropriately amended in order to reflect any such revised structure.

         9.11 Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                                  *     *     *

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.


                                             ZIONS BANCORPORATION


                                             By: /s/ Harris H. Simmons
                                                --------------------------------
                                                Name:  Harris H. Simmons
                                                Title: President and Chief
                                                       Executive Officer


                                             FIRST SECURITY CORPORATION


                                             By: /s/ Spencer F. Eccles
                                                --------------------------------
                                                Name:  Spencer F. Eccles
                                                Title: Chairman of the Board
                                                       and Chief Executive
                                                       Officer